Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock

of

New Frontier Media, Inc.

at

$2.02 Per Share in Cash

and

Certain Contingent Payment Rights

Pursuant to the Offer to Purchase dated October 29, 2012

by

Flynt Broadcast, Inc.,

a wholly-owned subsidiary of

LFP Broadcasting, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 27, 2012 (THE END OF THE DAY TUESDAY), UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

Do not use for signature guarantees

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the offer of Flynt Broadcast, Inc., a Colorado corporation (“Merger Sub”) and a direct wholly-owned subsidiary of LFP Broadcasting, LLC, a Delaware limited liability company, (“LFP Broadcasting”) to purchase all outstanding shares of common stock, par value $0.0001 (“Shares”), of New Frontier Media, Inc., a Colorado corporation (“New Frontier”), at a price of $2.02 per Share, net to the seller in cash (less any required withholding taxes and without interest), plus one contingent payment right per Share which represents the contingent right to receive an additional cash payment based upon the amount of New Frontier’s available cash at the time the Offer expires (up to a maximum amount of $.06 per Share) as described in the Offer to Purchase dated October 29, 2012 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), if certificates representing Shares and all other required documents cannot be delivered to Corporate Stock Transfer (the “Depositary”) prior to the expiration time of the Offer, if the procedure for delivery by book-entry transfer cannot be completed prior to the expiration time of the Offer, or if time will not permit all required documents to reach the Depositary prior to the expiration time of the Offer.

Such form may be delivered by hand, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Corporate Stock Transfer

By Registered or Certified Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Corporate Stock Transfer Attn: Carylyn Bell 3200 Cherry Creek Dr. South Suite 4300 Denver, CO 80209	(303) 282-5800	Corporate Stock Transfer Attn: Carylyn Bell 3200 Cherry Creek Dr. South Suite 4300 Denver, CO 80209

Confirm Facsimile by Telephone:

(303) 282-4800

(For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Flynt Broadcast, Inc., a Colorado corporation (“Merger Sub”) and wholly-owned subsidiary of LFP Broadcasting, LLC, a Delaware limited liability company (“LFP Broadcasting”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 29, 2012 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of each of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 (“Shares”), of New Frontier Media, Inc., a Colorado corporation (“New Frontier”), indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered: _______________	Name(s) of Record Owner(s): _______________________________________ _______________________________________ (Please Type or Print)
Share Certificate Numbers (if available): _______________________________________	Address(es): ___________________________ _______________________________________ (Including Zip Code)

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:  _____________

DTC Participant Number:

_____________

Transaction Code Number:

_____________

Date:  ________________________________

Area Code and Telephone Number: _______________________________________ Signature(s): _______________________________________ _______________________________________

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including any of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually executed copy thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ Global Select Market trading days after the date of execution hereof. For the purpose of the foregoing, a trading day is any day on which the NASDAQ Global Select Market is open for trading.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates representing Shares and/or any other required documents to the Depositary within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

_________________________________________________________________

Address:  ______________________________________________________________________

(Including Zip Code)

Area Code and Telephone Number:  _________________________________________________

Authorized Signature:  ____________________________________________________________

Name:  _________________________________________________________________________

(Please Type or Print)

Title:  __________________________________________________________________________

Date:  _________________________________________________________________________

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.